                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA

CONTRACT NUMBER   P9999999999

OWNER             JOHN DOE

     STATUTORY HOME OFFICE          EXECUTIVE OFFICE         ANNUITY SERVICE CENTER
 2999 NORTH 44TH ST., STE 250     1 SUNAMERICA CENTER           P. O. BOX 54299
       PHOENIX, AZ 85018       LOS ANGELES, CA 90067-6022  LOS ANGELES, CA 90054-0299

ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor National") agrees to provide benefits to the Owner in accordance with the provisions set forth in this Contract and in consideration of the Application and Purchase Payments We received.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE
ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED. THE VALUE WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE INVESTMENTS UNDERLYING THE SUBACCOUNTS YOU CHOOSE.

THE CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO ANY FIXED-MVA ACCOUNT OPTION INCREASES OR DECREASES BASED ON THE APPLICATION OF THE MARKET VALUE ADJUSTMENT. THE UNADJUSTED CASH SURRENDER BENEFIT IS AVAILABLE FOR 30 DAYS AFTER THE END OF THE GUARANTEE PERIOD. THERE IS NO MARKET VALUE ADJUSTMENT FOR ANY CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO NON-MVA FIXED ACCOUNT OPTIONS.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CONTRACT TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CONTRACT WAS PURCHASED WITHIN 10 DAYS AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CONTRACT VALUE LESS ANY PAYMENT ENHANCEMENT(S) ON THE BUSINESS DAY DURING WHICH THE CONTRACT IS RECEIVED. UPON SUCH REFUND, THE CONTRACT SHALL BE VOID.

For Individual Retirement Annuities, a refund of the Purchase Payment(s) may be required. Therefore, We reserve the right to allocate your Purchase Payment(s) and any Payment Enhancement to the Cash Management Subaccount until the end of the Right To Examine period. Thereafter, allocations will be made as shown on the Contract Data Page.

                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.

/s/ Christine A. Nixon                           /s/ Eli Broad
-----------------------                         ----------------
   Christine A. Nixon                               Eli Broad
   Assistant Secretary                              President

                              INDIVIDUAL FIXED AND
                            VARIABLE ANNUITY CONTRACT
                                Nonparticipating

                                TABLE OF CONTENTS

CONTRACT DATA PAGE..................................................................PAGE 3

PURCHASE PAYMENT ALLOCATION.........................................................PAGE 4

DEFINITIONS.........................................................................PAGE 5

PURCHASE PAYMENT PROVISIONS.........................................................PAGE 8

ACCUMULATION PROVISIONS.............................................................PAGE 9

PAYMENT ENHANCEMENT PROVISIONS.....................................................PAGE 11

FEES AND CHARGES...................................................................PAGE 12

TRANSFER PROVISION.................................................................PAGE 12

WITHDRAWAL PROVISION...............................................................PAGE 13

GENERAL PROVISIONS.................................................................PAGE 15

DEATH PROVISIONS...................................................................PAGE 17

ANNUITY PROVISIONS.................................................................PAGE 19

ANNUITY PAYMENT OPTIONS ...........................................................PAGE 21

FIXED ANNUITY PAYMENT OPTIONS TABLE................................................PAGE 22

VARIABLE ANNUITY PAYMENT OPTIONS TABLE.............................................PAGE 25

                              CONTRACT DATA PAGE

CONTRACT NUMBER:                                ANNUITY SERVICE CENTER:
          P9999999999                           P. O. BOX 54299
                                                LOS ANGELES, CA 90054-0299

OWNER:                                          AGE AT ISSUE:
          JOHN DOE                                       35

ANNUITANT:                                      INITIAL PURCHASE PAYMENT:
          JOHN DOE                                       $10,000.00

ANNUITY DATE:                                   CONTRACT DATE:
          JUNE 7, 2030                                   JUNE 7, 2000

LATEST ANNUITY DATE:                            UPFRONT PAYMENT ENHANCEMENT:
          JUNE 7, 2055                                   [2.0%]

BENEFICIARY:                                    FIXED ACCOUNT -
          As stated on the Application Form     Minimum Guarantee Rate:  3.0%

MORTALITY RISK CHARGE:                          EXPENSE RISK CHARGE:
          [0.90%]                                        [0.35%]

ANNUAL CONTRACT ADMINISTRATION CHARGE:          DISTRIBUTION EXPENSE CHARGE:
          $35.00                                         [0.15%]

SEPARATE ACCOUNT:
          VARIABLE ANNUITY ACCOUNT FIVE

                      PAYMENT ENHANCEMENT SCHEDULE

          PAYMENT ENHANCEMENT SCHEDULE FOR INITIAL PURCHASE PAYMENT

   PAYMENT ENHANCEMENT DATE                 UPFRONT PAYMENT ENHANCEMENT AMOUNT
UPFRONT PAYMENT ENHANCEMENT:
         JUNE 7, 2000                                    $200.00
DEFERRED PAYMENT ENHANCEMENT(S):
        [JUNE 7, 2008]                                  [$200.00]

Deferred Payment Enhancement amount(s), if any, may be reduced by certain withdrawals of Contract Value. Please see Payment Enhancement Provisions.

                                  FOR INQUIRIES
                               CALL 1-800-445-SUN2

                           PURCHASE PAYMENT ALLOCATION


                                 SUBACCOUNTS

                     80.00%   Growth Strategy
                      0.00%   Moderate Growth Strategy
                      0.00%   Balanced Growth Strategy
                      0.00%   Conservative Growth Strategy
                      0.00%   Large Cap Growth Portfolio
                      0.00%   Large Cap Composite Portfolio
                      0.00%   Large Cap Value Portfolio
                      0.00%   Mid Cap Growth Portfolio
                      0.00%   Mid Cap Value Portfolio
                      0.00%   Small Cap Portfolio
                      0.00%   International Equity Portfolio
                      0.00%   Diversified Fixed Income Portfolio
                      0.00%   Cash Management Portfolio
                      0.00%   Focus Growth Portfolio


                              FIXED ACCOUNT OPTIONS

                                   GUARANTEE             INITIAL
                                    PERIOD            INTEREST RATE
            20.00%       1 Year Fixed Non-MVA             3.00%
            0.00%        3 Year Fixed MVA
            0.00%        5 Year Fixed MVA
            0.00%        7 Year Fixed MVA
            0.00%        10 Year Fixed MVA

                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Contract. These terms are capitalized when used in the Contract. Other capitalized terms in the Contract refer to the captioned paragraph explaining that particular concept in the Contract.

ACCUMULATION UNIT
A unit of measurement used to compute the Contract Value in a Subaccount prior to the Annuity Date.

AGE
Age as of last birthday.

ANNUITANT
The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Contract. If the Contract is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Contract cannot have Joint Annuitants if it is issued in connection with a tax-qualified retirement plan.

ANNUITY DATE
The date on which annuity payments ("income payments") to the Payee are to start. The Owner must specify the Annuity Date, which must be at least two years after the Contract Date.

ANNUITY SERVICE CENTER
As specified on the Contract Data Page.

ANNUITY UNIT
A unit of measurement used to compute annuity payments from the Subaccounts.

BENEFICIARY
The Beneficiary is as named by You unless later changed by You in a written request to Us at Our Annuity Service Center.

CONTRACT DATE
The date Your Contract is issued, as shown on the Contract Data Page. It is the date from which Contract Years and anniversaries are measured.

CONTRACT VALUE
The sum of: (1) Your share of the Subaccounts' Accumulation Unit values and
(2) the value of amounts allocated to the Fixed Account Options.

CONTRACT YEAR
A year starting from the Contract Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar years.

CONTRIBUTION YEAR
A year starting from the date of the Purchase Payment in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar years.

CURRENT INTEREST RATE
The rates of interest declared by Us applicable to allocations of Subsequent Purchase Payments to the Fixed Account Options. The Current Interest Rate will not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

DEFERRED PAYMENT ENHANCEMENT
Any Payment Enhancement allocated to Your Contract Value on any Deferred Payment Enhancement Date.

FIXED ACCOUNT OPTIONS
The investment options under this Contract that are credited with a fixed rate of interest declared by the Company. All Purchase Payments allocated to the Fixed Account Options become part of the Company's general asset account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Options for this Contract are shown on page 4.

FIXED ANNUITY
A series of periodic annuity payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GUARANTEE PERIOD
The period for which either the Initial Interest Rate, the Current Interest Rate or the Renewal Interest Rate is credited to the amounts allocated to the Fixed Account Options.

INITIAL INTEREST RATE
The rate(s) of interest credited to any portion of the Initial Purchase Payment allocated to the Fixed Account Option(s), as described in the Accumulation Provisions section. The Initial Interest Rate(s) for this Contract is/are listed on page 4. The Initial Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

IRC
The Internal Revenue Code of 1986 or as it may be amended or superseded.

JOINT OWNER
If Joint Owners are named, they must be spouses. Each Joint Owner has an equal ownership interest in the Contract unless We are advised otherwise in writing.

NYSE
New York Stock Exchange

OWNER
The person or entity named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract. Owner means both Joint Owners if applicable.

PAYEE
The person receiving payment of annuity benefits under this Contract.

PAYMENT ENHANCEMENT
Payment Enhancements are amounts based on a percentage of Your Purchase Payment(s) allocated to Your Contract Value by Us. Payment Enhancements are not considered Purchase Payments. The Payment Enhancement percentages are indicated on the Contract Data Page 3.

PURCHASE PAYMENTS
Payments in U.S. currency made by or on behalf of the Owner to the Company for the Contract. Payment Enhancements are not considered Purchase Payments.

RENEWAL INTEREST RATE
The rate(s) of interest declared by Us applicable to transfers from the Subaccounts into any of the Fixed Account Options and to amounts previously allocated to a Fixed Account Option wherein the Guarantee Period has expired. The Renewal Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

SEPARATE ACCOUNT
The segregated asset account named on the Contract Data Page. The Separate Account consists of several Subaccounts each investing in shares of the Underlying Fund(s). The assets of the Separate Account are not commingled with the general assets and liabilities of the Company. Each Subaccount is not chargeable with liabilities arising out of any other Subaccount. The value of amounts allocated to the Subaccounts of the Separate Account is not guaranteed.

SUBACCOUNT
One or more divisions of the Separate Account which invests in shares of the corresponding Underlying Fund of the [Anchor Series Trust or the SunAmerica Series Trust]. Each Subaccount has its own investment objective and is not chargeable with liabilities arising out of any other Subaccount. The available Subaccounts are shown on page 4. Additional Subaccounts may become available in the future.

SUBSEQUENT PURCHASE PAYMENTS
Purchase Payments made subsequent to the Initial Purchase Payment.

TOTAL INVESTED AMOUNT
The sum of all Purchase Payments less amounts previously withdrawn that incurred a Withdrawal Charge, less Purchase Payments withdrawn that were no longer subject to a Withdrawal Charge.

UNDERLYING FUND
The variable investment options in which the corresponding Subaccount(s) invest.

UPFRONT PAYMENT ENHANCEMENT
The Payment Enhancement allocated to Your Contract Value on the date a Purchase Payment is credited to Your Contract.

VARIABLE ANNUITY
A series of periodic annuity payments, which vary in amount according to the investment experience of one or more Subaccounts, as selected by You.

WE, OUR, US, THE COMPANY
Anchor National Life Insurance Company.

YOU, YOUR
The Owner.


                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS
Purchase Payments are flexible. This means that, subject to Company declared minimums and maximums, You may change the amounts, frequency or timing of Purchase Payments. Purchase Payments may be allocated to the Fixed Account Options and one or more Subaccounts in accordance with instructions from You. We reserve the right to specify the minimum Purchase Payment that may be allocated to a Subaccount under the Contract.

DEFERMENT OF PAYMENTS
We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS
We may suspend or postpone any payments from the Subaccounts if any of the following occur:

(a)    the NYSE is closed,
(b)    trading on the NYSE is restricted,
(c) an emergency exists such that it is not reasonably practical to dispose of or determine the value of the assets held in a Subaccount, or
(d) the Securities and Exchange Commission, by order, so permits for the protection of Owners.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

SUBSTITUTION OF INVESTMENT PORTFOLIOS
If: (a) the shares of the underlying investment portfolios in which the Subaccounts invest should no longer be available for investment by the Separate Account; or (b) if further investment in the shares of an investment portfolio is no longer appropriate in view of the purpose of the Contract, then We may substitute shares of another underlying investment series, for shares already purchased, or to be purchased in the future by Purchase Payments under the Contract. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.

                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE
The Separate Account Accumulation Value under the Contract shall be the sum of the values of the Accumulation Units held in the Subaccounts for the Owner.

NUMBER OF ACCUMULATION UNITS
Your Contract is credited with Accumulation Units of the Separate Account when Purchase Payments are allocated to the Subaccounts. For that portion of each Purchase Payment allocated to a Subaccount, the number of Accumulation Units credited is equal to the sum of each Purchase Payment, any Payment Enhancement and/or transfer amount allocated to that Subaccount, reduced by premium taxes, if any:

DIVIDED BY

The Accumulation Unit value for that Subaccount for the NYSE business day on which the Purchase Payment, Payment Enhancement or transfer amount is allocated.

The number of Accumulation Units will be similarly adjusted for withdrawals, annuitizations, transfers, Contract Administration Charge and Withdrawal Charge. Adjustments will be made as of the end of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)
The AUV of a Subaccount for any NYSE business day is calculated by subtracting
(2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the Accumulation Units of the Subaccount minus the total liabilities;
(2) is the cumulative unpaid charge for assumption of Expense Risk, Distribution Expense and Mortality Risk charges (See FEES AND CHARGES);
(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE
Under a Contract, the Fixed Account Accumulation Value shall be the sum of all monies allocated or transferred to the Fixed Account Option(s), reduced by any applicable premium taxes, plus all interest credited on the Fixed Account Option(s) during the period that the Contract has been in effect. This amount shall be adjusted for withdrawals, annuitizations, transfers, Contract Administration Charge and Withdrawal Charge. The Fixed Account Accumulation Value shall not be less than the minimum values required by law in the state where this Contract is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING
Any amounts allocated to the Fixed Account Options from the Initial Purchase Payment and corresponding Upfront Payment Enhancement will earn interest at the Initial Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Subsequent Purchase Payments and the Upfront Payment Enhancement for Subsequent Purchase Payments, if any, allocated to the Fixed Account Options will earn interest at the Current Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Transfers to the Fixed Account Options from the Subaccounts and amounts renewed into the Fixed Account Options will earn interest at the Renewal Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

For thirty (30) days following the date of expiration of a Guarantee Period, You may renew for the same or any other Guarantee Period at the Renewal Interest Rate or You may transfer all or a portion of the amount to the Subaccounts. If the Owner does not specify a Guarantee Period at the time of renewal, We will select the same Guarantee Period as has just expired, crediting the Contract with the Renewal Interest Rate in effect on the date of expiration of the Guarantee Period, so long as such Guarantee Period does not extend beyond the Annuity Date. If a renewal occurs within one year of the latest Annuity Date, We will credit interest up to the Annuity Date at the Renewal Interest Rate for the One Year Fixed Account Option.

MARKET VALUE ADJUSTMENT (MVA)
Any payments and values based on a multi-year Fixed Account Option may be subject to a MVA, the operation of which may result in upward or downward adjustments in the Contract Value, if withdrawn, transferred or annuitized prior to the end of the respective Guarantee Period. The MVA will be calculated by multiplying the amount withdrawn, transferred or annuitized by the formula described below:

                       N/12
  {(1 + I)/(1+J+0.005)}     -1

I = The interest rate currently in effect for that Guarantee Period.

J = The Initial Interest Rate available for the Guarantee Period equal to the number of years (rounded up to an integer) remaining in the current Guarantee Period at the time of withdrawal, transfer or annuitization. In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the Initial Interest Rate for the nearest two Guarantee Periods that are available.

N = The number of full months remaining in the current Guarantee Period at the time the withdrawal or annuitization request is processed.

If a Withdrawal Charge is applied to a withdrawal, then the MVA will be applied to the withdrawal amount net of the Withdrawal Charge.

There will be no MVA on withdrawals from the Fixed Account Options in the following situations: (1) to pay a Death Benefit upon death of the Owner; (2) on amounts withdrawn to pay fees or charges; (3) on amounts withdrawn from the Fixed Account Options within thirty (30) days after the end of the Guarantee Period; (4) on annuitizations on the Latest Annuity Date; (5) on amounts withdrawn from the 1-Year Fixed Account Option.

                         PAYMENT ENHANCEMENT PROVISIONS

Payment Enhancements are amounts allocated to Your Contract Value by Us. Payment Enhancements are not considered Purchase Payments. Payment Enhancements are subject to Our terms and conditions as discussed below.

PAYMENT ENHANCEMENT FOR INITIAL PURCHASE PAYMENT
We will allocate the Upfront Payment Enhancement shown on the Contract Data Page to the Fixed Account Options and Subaccounts in the same proportion as Your Initial Purchase Payment. The Upfront Payment Enhancement will be allocated on Your Contract Date.

We will allocate any Deferred Payment Enhancement(s) shown on the Contract Data Page to the Cash Management Portfolio on the corresponding Deferred Payment Enhancement Date(s) shown. Any Deferred Payment Enhancement(s) will be reduced proportionately by Partial Withdrawals (including any fees or charges associated with such withdrawals) of the Initial Purchase Payment(s), prior to the Deferred Payment Enhancement Date(s).

PAYMENT ENHANCEMENT FOR SUBSEQUENT PURCHASE PAYMENT(S)
The Upfront Payment Enhancement for Subsequent Purchase Payments is a percentage of each Subsequent Purchase Payment. We will allocate the Upfront Payment Enhancement for the Subsequent Purchase Payment to the Fixed Account Options and Subaccounts in the same proportion as that Subsequent Purchase Payment.

We will allocate any Deferred Payment Enhancement(s) for Subsequent Purchase Payments to the Cash Management Portfolio. Deferred Payment Enhancement(s) corresponding to Subsequent Purchase Payments will be reduced proportionately by Partial Withdrawals (including any fees or charges associated with such withdrawals) of that Subsequent Purchase Payment, prior to the Deferred Payment Enhancement Date(s).

The Upfront Payment Enhancement, and if applicable, any Deferred Payment Enhancement(s) and Deferred Payment date(s) for Subsequent Purchase Payments will be the Payment Enhancement percentages and Payment Enhancement dates in effect at the time We receive Your Subsequent Purchase Payment. The amount of any applicable Payment Enhancement(s) will be shown on the confirmation report We send to You after Your Subsequent Purchase Payment is received by Us.

DEFERRED PAYMENT ENHANCEMENTS
For purposes of determining a Deferred Payment Enhancement, Partial Withdrawals are assumed to be withdrawn from earnings first, then from Purchase Payments on a first-in-first-out (FIFO) basis. No Deferred Payment Enhancement will be allocated if prior to the Deferred Payment Enhancement Date: (a) the Contract Value is fully withdrawn; or (b) a death benefit has been paid; or (c) Annuity payments have begun; or (d) the entire Purchase Payment to which the Deferred Payment Enhancement corresponds has been withdrawn.

                                FEES AND CHARGES

We will deduct the following charges from the Contract:

CONTRACT ADMINISTRATION CHARGE
The charge specified on the Contract Data Page will be deducted on each Contract anniversary that occurs on or prior to the Annuity Date. It will also be deducted when the Contract Value is withdrawn in full if withdrawal is not on the Contract anniversary. We reserve the right to assess a charge on a class basis, which is less than the charge specified on the Contract Data Page.

EXPENSE RISK CHARGE
On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccounts to which the Contract is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the expense risks under the Contract.

DISTRIBUTION EXPENSE CHARGE
On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccounts to which the Contract is allocated. We subtract this charge daily. This charge is to compensate Us for all distribution expenses associated with the Contract.

MORTALITY RISK CHARGE
On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccounts to which the Contract is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the mortality risks under the Contract.


                               TRANSFER PROVISION

Prior to the Annuity Date, You may transfer all or part of Your Contract Value to any of the Subaccounts or Fixed Account Options. We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us. The minimum amount that can be transferred and the amount that can remain in a Subaccount or Fixed Account Option are subject to Company limits.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN SUBACCOUNTS
Prior to the Annuity Date, You may transfer all or a portion of Your Contract Value from one Subaccount to another Subaccount. A transfer will result in the purchase of Accumulation Units in a Subaccount and the redemption of Accumulation Units in the other Subaccount. Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

After the Annuity Date, You may transfer all or a portion of Your Contract Value from one Subaccount to another Subaccount. A transfer will result in the purchase of Annuity Units in a Subaccount and the redemption of Annuity Units in the other Subaccount. Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

The minimum amount that can be transferred between Subaccounts and the amount that can remain in the Subaccount are subject to Company limits.

TRANSFERS OF ACCUMULATION UNITS TO AND FROM THE FIXED ACCOUNT
Prior to the Annuity Date, You may transfer all or any part of Your Contract Value from the Subaccount(s) to any Fixed Account Option(s) or from the Fixed Account Option(s) to the Subaccount(s) of the Contract.

After the Annuity Date, transfers into or out of the Fixed Account Options are not allowed.


                              WITHDRAWAL PROVISION

On or before the Annuity Date and while the Owner is living, You may withdraw all or part of Your Contract Value under this Contract by informing Us at Our Annuity Service Center. For a full withdrawal, this Contract must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after withdrawal are subject to Company limits.

Without a written notice to the contrary, withdrawals will be deducted from the Contract Value in proportion to their allocation among the Fixed Account Options and the Subaccounts. Withdrawals will be based on values at the end of the NYSE business day in which the request for withdrawal and the Contract (in the case of a full withdrawal), are received at the Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of withdrawals will be made within seven calendar days.

WITHDRAWAL CHARGE
Withdrawals of all or a portion of the Contract Value may be subject to a Withdrawal Charge as shown in the chart below. The Withdrawal Charge applied to any withdrawal will depend on how long the Purchase Payment to which the withdrawal is attributed has been in the Contract. No Withdrawal Charge is made on an amount withdrawn, which is considered to be a withdrawal of penalty-free earnings.

For the purpose of determining the Withdrawal Charge, a withdrawal will be attributed to amounts in the following order: (1) penalty-free earnings in the Contract; (2) Purchase Payments which are both no longer subject to the Withdrawal Charge and are not yet withdrawn; (3) any remaining Penalty-Free Withdrawal amount (except in the case of a full surrender); and (4) Purchase Payments subject to a Withdrawal Charge. Purchase Payments, when withdrawn, are assumed to be withdrawn on a first-in-first-out (FIFO) basis. You will not receive the benefit of a Penalty-Free Withdrawal in a full surrender.

           Number of Years Elapsed                  Withdrawal Charge as a
    Between Purchase Payment Contribution          Percentage of Withdrawn
           and Date of Withdrawal                      Purchase Payment
---------------------------------------------  -------------------------------
                      0                                       9%
                      1                                       8%
                      2                                       7%
                      3                                       6%
                      4                                       6%
                      5                                       5%
                      6                                       4%
                      7                                       3%
                      8                                       2%
                     9+                                       0%

The Withdrawal Charge will be assessed against the Subaccounts and the Fixed Account Options in the same proportion as the remaining Contract Value is allocated unless You request that the withdrawal come from a particular Fixed Account Option or Subaccount. If the remaining Contract Value is insufficient to cover the Withdrawal Charge, any remaining balance will be deducted from the withdrawal amount requested.

PENALTY-FREE WITHDRAWALS
As of any day, You may make a withdrawal of up to the Penalty-Free Withdrawal amount for that day without incurring a Withdrawal Charge. Any Penalty-Free Withdrawal made in excess of penalty-free earnings in the Contract is considered to be a withdrawal of future penalty-free earnings and is therefore not a withdrawal of the Total Invested Amount. On any day, penalty-free earnings in the Contract are calculated as the Contract Value at the end of that day less the Total Invested Amount.

During the first Contract Year, the maximum Penalty-Free Withdrawal amount as of the date of the withdrawal is the greater of:

(a)      penalty-free earnings in the Contract as of that date; or

(b) through the Systematic Withdrawal Program, 10% of the Total Invested Amount on deposit for at least one year, less any withdrawals already made during the year.

After the first Contract Year, the maximum Penalty-Free Withdrawal amount as of the date of the withdrawal is the greater of:


(a)      penalty-free earnings in the Contract as of that date; or

(b) 10% of the Total Invested Amount on deposit for at least one year, less any withdrawals already made during the year.

Although amounts withdrawn free of a Withdrawal Charge may reduce principal, they do not reduce the Total Invested Amount for purposes of calculating the Withdrawal Charge or for the purposes of calculating penalty-free earnings in the Contract. As a result, You will not receive the benefit of a Penalty-Free Withdrawal in a full surrender.

SYSTEMATIC WITHDRAWAL PROGRAM
Prior to the Annuity Date, You may elect to participate in the Systematic Withdrawal Program by informing Us at Our Annuity Service Center. The Systematic Withdrawal Program allows You to make automatic withdrawals from your account monthly, quarterly, semiannually or annually. The minimum systematic withdrawal amount is subject to Company limits. Any amount withdrawn through the Systematic Withdrawal Program may be subject to a Withdrawal Charge and a Market Value Adjustment as discussed in the WITHDRAWAL CHARGE, PENALTY-FREE WITHDRAWALS and MARKET VALUE ADJUSTMENT provisions. You may terminate Your participation in the Systematic Withdrawal Program at any time by sending a written request to Us.

Systematic withdrawals will be deducted from the Penalty-Free Withdrawal amount available each Contract Year.


                               GENERAL PROVISIONS

ENTIRE CONTRACT
The entire contract between You and Us consists of the Application as completed by You at the time of purchase, this Contract and any attached endorsement(s). An agent cannot change the terms or conditions of this Contract. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT
If the Owner is an individual, the Owner may change the Annuitant at any time prior to the Annuity Date. To make a change, the Owner must send a written notice to Us at least 30 days before the Annuity Date. If the Owner is not an individual, the Owner may not change the Annuitant.

DEATH OF ANNUITANT
If the Owner and Annuitant are different and the Annuitant dies before the Annuity Date, the Owner becomes the Annuitant until such time as the Owner elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Owner may elect a new Joint Annuitant. However, if the Owner is a non-natural person, We will treat the death of any Annuitant as the death of the "primary Annuitant" and as the death of the Owner, see DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX
If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Subaccounts will be deducted from the next payment(s) due. Any underpayment from the Subaccounts will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL
The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Contract depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

CONFORMITY WITH STATE LAWS
The provisions of this Contract will be interpreted by the laws of the state in which the Application Form was signed or such state as is required by law. Any provision which, on the Contract Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW
If the laws governing this Contract or the taxation of benefits under the Contract change, We reserve the right to amend this Contract to comply with these changes.

ASSIGNMENT
You may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Contract will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS
To the extent permitted by law, no rights or proceeds payable under this Contract will be subject to claims of creditors or legal process.

PREMIUM TAXES AND OTHER TAXES
The Company may deduct from Your Contract Value any premium tax or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE
Any notice We send to You will be sent to Your address shown in the Application unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Contract Data Page.

PERIODIC REPORTS
During each Contract Year, We will send You quarterly statements of the account activity of the Contract as well as confirmation reports after each financial transaction. The statement will include all transactions, which have occurred during the quarterly accounting period shown on the statement.

INCONTESTABILITY
This Contract will be incontestable from the Contract Date.

NONPARTICIPATING
This Contract does not share in Our surplus.

                                DEATH PROVISIONS

Notwithstanding any provision of this Contract to the contrary, all payments of benefits under this Contract will be made in a manner that satisfies IRC Section 72(s), as amended from time to time. If the Contract is owned by a trust or other non-natural person, We will treat the death of the Annuitant as the death of the "primary Annuitant", as defined in IRC Section 72(s)(6), and as the death of any Owner.

DEATH OF OWNER BEFORE THE ANNUITY DATE
We will pay a death benefit to the Beneficiary upon Our receiving: (a) due proof that the Owner died before the Annuity Date; and (b) an election form selecting the death benefit option. If no election form is received within 60 days of Our receipt of due proof of death, the death benefit will be paid in accordance with death benefit option 1 below. The Beneficiary must select one of the following death benefit options:

         1. Immediately collect the death benefit in a lump sum payment. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments and death; or

         2. Collect the death benefit in the form of one of the Annuity Payment Options. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this death benefit option must commence within one year after the Owner's death, otherwise, the death benefit will be paid in accordance with death benefit option 1; or

         3. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to become the Owner and continue the Contract in force, however, no death benefit is paid. Upon the new Owner's subsequent death, the entire interest must be distributed immediately.

In any event, the entire interest in the Contract will be distributed within five years from the date of death of the Owner.

DUE PROOF OF DEATH
Due Proof of Death means:
         1.       a certified copy of a death certificate; or
         2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
         3. a written statement by a medical doctor who attended the deceased Owner at the time of death; or
         4.       any other proof satisfactory to Us.

AMOUNT OF DEATH BENEFIT
Before You attain age 75 the amount of the death benefit is equal to the greater of:

1. the Contract Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Owner's death and an election of the type of payment to be made; Or

2. Purchase Payments less any partial withdrawals, compounded until the date of death at 3% interest, plus any Purchase Payments and less any withdrawals recorded after the date of death.

After You attain age 75, the death benefit will be the greater of:

1. the Contract Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Owner's death and an election of the type of payment to be made; Or

2. Purchase Payments less any partial withdrawals, compounded until the attainment of age 75 at 3% interest, plus any Purchase Payments and less any partial withdrawals recorded after the attainment of age 75.

DEATH OF OWNER OR ANNUITANT ON OR AFTER THE ANNUITY DATE
If the Owner or Annuitant dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, We will pay the remaining portion of the interest of the Contract as under the annuity payment option being used on the date of death. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY
The Beneficiary is selected by the Owner. While (a) the Owner is living; and (b) before the Annuity Date, the Owner may change the Beneficiary by written notice in a form satisfactory to Us. The change will take effect on the date We record the proper notice subject to any payments We have made. If two or more persons are named, (a) those surviving the Owner will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF OWNER BEFORE THE ANNUITY DATE. If the Annuitant survives the Owner, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Owners, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Owner is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designated on the Application Form will be treated as a contingent Beneficiary.

If the Owner is also the Annuitant and there are no surviving Beneficiaries at the death of the Owner, the death benefit will be paid to the estate of the Owner in accordance with option 1, under DEATH OF OWNER BEFORE THE ANNUITY DATE.

                               ANNUITY PROVISIONS

ANNUITY DATE
The Owner selects an Annuity Date (the date on which annuity payments are to begin) at the time of application. The Owner may change the Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at its Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Contract Date, but not beyond the later of the Owner's 90th birthday or ten years after the Contract Date. If the Owner is a non-natural person, the latest annuity date is the later of the Annuitant's 90th birthday or ten years after the Contract Date. If no Annuity Date is selected, the Annuity Date will be the latest Annuity Date, as set by the Company.

PAYMENTS TO OWNER
Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS
If a Fixed Annuity payment option has been elected, the proceeds payable under this Contract less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables in the Contract. In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS
The amount of each Fixed Annuity payment will be determined by applying the portion of the Contract Value allocated to Fixed Annuity payments less any applicable premium taxes to the annuity table applicable to the Fixed Annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS
(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity payment will be determined by applying the portion of the Contract Value allocated to the Subaccount, less any applicable premium taxes, to the annuity table applicable to the Variable Annuity payment option chosen. If the Contract Value is allocated to more than one Subaccount, the value of Your interest in each Subaccount is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Subaccount.

 (b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Subaccount is the amount of the first annuity payment attributable to that Subaccount divided by the value of the applicable Annuity Unit for that Subaccount as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The initial value of an Annuity Unit of each Subaccount was set at $10 when the Subaccounts were established. The value may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Subaccount is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Subaccount for the last NYSE business day of the current month.

The Net Investment Factor for any Subaccount for a certain month is determined by dividing (1) by (2) where:

         (1) the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of that month;

         (2) the Accumulation Unit value of the Subaccount determined as of the last business day at the end of the preceding month.

The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Subaccount(s) to which Your Purchase Payments are allocated. The amount may change from month to month. The amount of each subsequent payment for each Subaccount is:

The number of Annuity Units for each Subaccount as determined for the first annuity payment

MULTIPLIED BY

The value of an Annuity Unit for that Subaccount at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Contract to the Company at its Annuity Service Center, the Contract Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Contract Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been elected by the Annuity Date, You will automatically receive Option 4 below with 120 monthly payments guaranteed.

OPTIONS 1 & 1v - LIFE ANNUITY, LIFETIME MONTHLY PAYMENTS GUARANTEED
Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2v - JOINT AND SURVIVOR LIFE ANNUITY
Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3v - JOINT AND SURVIVOR LIFE ANNUITY - 120 OR 240 MONTHLY PAYMENTS GUARANTEED
Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than 120 or 240 monthly periods, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4v - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5v - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN
Payments are payable to the Payee for any specified period of time of five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve-month periods. In the event of death of the Annuitant, any remaining annuity payments will be continued to the Beneficiary. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us. Any applicable Withdrawal Charges will be deducted from the discounted value as if You fully surrendered Your Contract.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION
The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not include any applicable premium tax.

         OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

  (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                        OPTION 1                 OPTION 4                  OPTION 4
                                               LIFE ANNUITY              LIFE ANNUITY
    AGE OF                                   (W/120 PAYMENTS           (W/240 PAYMENTS
   ANNUITANT          LIFE ANNUITY             GUARANTEED)                GUARANTEED)

                    MALE      FEMALE        MALE        FEMALE         MALE        FEMALE
      55            4.23       3.84         4.19         3.82          4.05         3.76
      56            4.32       3.91         4.27         3.88          4.11         3.81
      57            4.41       3.98         4.35         3.95          4.17         3.87
      58            4.51       4.05         4.44         4.02          4.24         3.93
      59            4.61       4.13         4.54         4.10          4.31         4.00
      60            4.72       4.22         4.64         4.18          4.37         4.06
      61            4.84       4.31         4.74         4.27          4.44         4.13
      62            4.96       4.40         4.85         4.36          4.51         4.20
      63            5.10       4.51         4.97         4.45          4.58         4.27
      64            5.24       4.62         5.10         4.55          4.65         4.35
      65            5.40       4.73         5.22         4.66          4.72         4.42
      66            5.56       4.86         5.36         4.78          4.79         4.50
      67            5.74       4.99         5.50         4.90          4.86         4.57
      68            5.93       5.14         5.65         5.02          4.92         4.65
      69            6.13       5.29         5.80         5.16          4.99         4.73
      70            6.35       5.46         5.96         5.30          5.05         4.80
      71            6.58       5.64         6.13         5.46          5.10         4.88
      72            6.82       5.84         6.29         5.62          5.16         4.95
      73            7.08       6.05         6.47         5.78          5.20         5.02
      74            7.36       6.28         6.64         5.96          5.25         5.08
      75            7.66       6.53         6.82         6.14          5.29         5.14
      76            7.98       6.80         7.00         6.33          5.33         5.19
      77            8.33       7.09         7.19         6.53          5.36         5.24
      78            8.69       7.41         7.37         6.73          5.39         5.29
      79            9.09       7.75         7.55         6.94          5.41         5.33
      80            9.51       8.11         7.73         7.14          5.43         5.36
      81            9.97       8.51         7.91         7.35          5.45         5.39
      82            10.45      8.94         8.08         7.55          5.47         5.42
      83            10.97      9.41         8.24         7.76          5.48         5.44
      84            11.52      9.92         8.40         7.95          5.49         5.46
      85            12.10      10.47        8.54         8.13          5.50         5.48

           OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
  (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                     JOINT & 100% SURVIVOR LIFE ANNUITY

      AGE OF
       MALE
    ANNUITANT                                      AGE OF FEMALE ANNUITANT
   -----------                                     -----------------------
                           55            60            65            70           75           80           85
        55                3.54          3.69          3.84          3.96         4.06         4.13         4.17
        60                3.63          3.83          4.04          4.23         4.39         4.52         4.60
        65                3.70          3.95          4.23          4.51         4.78         5.00         5.16
        70                3.75          4.04          4.39          4.78         5.18         5.56         5.85
        75                3.78          4.11          4.51          5.01         5.57         6.14         6.65
        80                3.81          4.15          4.60          5.18         5.89         6.70         7.52
        85                3.82          4.18          4.66          5.30         6.14         7.18         8.35

            OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
  (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

      AGE OF
       MALE
    ANNUITANT                                      AGE OF FEMALE ANNUITANT
   -----------                                     -----------------------
                           55            60            65            70           75           80           85
        55                3.54          3.69          3.83          3.96         4.05         4.12         4.16
        60                3.63          3.83          4.03          4.22         4.38         4.50         4.57
        65                3.70          3.95          4.22          4.50         4.76         4.97         5.10
        70                3.75          4.04          4.38          4.76         5.15         5.48         5.72
        75                3.78          4.10          4.50          4.98         5.50         6.00         6.40
        80                3.80          4.14          4.58          5.13         5.78         6.46         7.04
        85                3.81          4.16          4.62          5.22         5.97         6.80         7.55

            OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
  (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

      AGE OF
       MALE
    ANNUITANT                                      AGE OF FEMALE ANNUITANT
   -----------                                     -----------------------
                           55            60            65            70           75           80           85
        55                3.53          3.68          3.81          3.92         3.99         4.03         4.04
        60                3.62          3.81          4.00          4.16         4.27         4.34         4.37
        65                3.68          3.92          4.16          4.39         4.56         4.66         4.71
        70                3.72          3.99          4.29          4.58         4.81         4.96         5.03
        75                3.74          4.03          4.36          4.70         4.99         5.17         5.26
        80                3.75          4.05          4.40          4.77         5.09         5.30         5.40
        85                3.76          4.06          4.42          4.80         5.13         5.35         5.46

                                   FIXED PAYMENT FOR SPECIFIED PERIOD
  NUMBER       MONTHLY      NUMBER        MONTHLY       NUMBER       MONTHLY      NUMBER       MONTHLY
 OF YEARS      PAYMENT     OF YEARS       PAYMENT      OF YEARS      PAYMENT     OF YEARS      PAYMENT
 --------      -------     --------       -------      --------      -------     --------      -------
                              10           9.61           17          6.23          24          4.84
                              11           8.86           18          5.96          25          4.71
    5           17.91         12           8.24           19          5.73          26          4.59
    6           15.14         13           7.71           20          5.51          27          4.47
    7           13.16         14           7.26           21          5.32          28          4.37
    8           11.68         15           6.87           22          5.15          29          4.27
    9           10.53         16           6.53           23          4.99          30          4.18

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION
The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.

       OPTIONS 1v& 4v - TABLE OF MONTHLY INSTALLMENTS PER $1,000

  (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                    OPTION 1v               OPTION 4v              OPTION 4v
                                          LIFE ANNUITY           LIFE ANNUITY
    AGE OF                               (W/120 PAYMENTS        (W/240 PAYMENTS
  ANNUITANT        LIFE ANNUITY            GUARANTEED)            GUARANTEED)

                  MALE    FEMALE          MALE    FEMALE         MALE    FEMALE
     55           4.53     4.13           4.48     4.11          4.33     4.05
     56           4.62     4.20           4.56     4.18          4.39     4.10
     57           4.71     4.27           4.64     4.24          4.45     4.16
     58           4.80     4.34           4.73     4.31          4.52     4.22
     59           4.90     4.42           4.82     4.39          4.58     4.28
     60           5.01     4.51           4.92     4.47          4.65     4.34
     61           5.13     4.60           5.03     4.55          4.71     4.41
     62           5.26     4.69           5.14     4.64          4.78     4.48
     63           5.39     4.80           5.25     4.74          4.85     4.55
     64           5.54     4.91           5.38     4.84          4.92     4.62
     65           5.69     5.02           5.51     4.94          4.99     4.69
     66           5.86     5.15           5.64     5.06          5.05     4.77
     67           6.03     5.28           5.78     5.18          5.12     4.84
     68           6.22     5.43           5.93     5.30          5.18     4.92
     69           6.43     5.58           6.08     5.44          5.24     4.99
     70           6.64     5.75           6.23     5.58          5.30     5.06
     71           6.87     5.93           6.40     5.73          5.36     5.14
     72           7.12     6.13           6.56     5.89          5.41     5.21
     73           7.38     6.34           6.73     6.06          5.46     5.27
     74           7.66     6.57           6.91     6.23          5.50     5.33
     75           7.96     6.82           7.09     6.41          5.54     5.39
     76           8.28     7.09           7.27     6.60          5.57     5.44
     77           8.63     7.38           7.45     6.79          5.61     5.49
     78           9.00     7.70           7.63     6.99          5.63     5.54
     79           9.40     8.04           7.81     7.19          5.66     5.58
     80           9.82     8.41           7.98     7.40          5.68     5.61
     81           10.28    8.81           8.16     7.60          5.70     5.64
     82           10.76    9.24           8.32     7.81          5.71     5.66
     83           11.28    9.71           8.48     8.00          5.72     5.69
     84           11.83   10.23           8.64     8.19          5.73     5.70
     85           12.42   10.78           8.78     8.38          5.74     5.72

             OPTION 2v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
  (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                      JOINT & 100% SURVIVOR LIFE ANNUITY

    AGE OF
     MALE
   ANNUITANT                                           AGE OF FEMALE ANNUITANT
                       55             60             65           70            75            80            85
      55              3.83           3.98           4.12         4.24          4.34          4.42          4.46
      60              3.92           4.11           4.32         4.51          4.67          4.80          4.89
      65              3.99           4.23           4.50         4.79          5.05          5.28          5.44
      70              4.04           4.33           4.67         5.05          5.46          5.83          6.13
      75              4.07           4.39           4.79         5.28          5.84          6.41          6.93
      80              4.10           4.44           4.88         5.45          6.16          6.97          7.79
      85              4.11           4.47           4.94         5.57          6.41          7.45          8.61

        OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
 (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
     JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                           AGE OF FEMALE ANNUITANT
                       55             60             65           70            75            80            85
      55              3.83           3.98           4.12         4.24          4.34          4.40          4.45
      60              3.92           4.11           4.31         4.50          4.66          4.78          4.86
      65              3.99           4.23           4.50         4.78          5.03          5.24          5.38
      70              4.04           4.32           4.66         5.03          5.41          5.75          5.99
      75              4.07           4.38           4.78         5.25          5.77          6.26          6.66
      80              4.09           4.43           4.86         5.40          6.05          6.72          7.29
      85              4.10           4.45           4.90         5.50          6.24          7.05          7.80

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)


      AGE OF
       MALE
    ANNUITANT                                      AGE OF FEMALE ANNUITANT
   -----------                                     -----------------------
                           55            60            65            70           75           80           85
        55                3.82          3.97          4.10          4.20         4.27         4.31         4.33
        60                3.91          4.09          4.28          4.44         4.55         4.61         4.64
        65                3.97          4.20          4.44          4.66         4.83         4.93         4.97
        70                4.01          4.27          4.56          4.84         5.07         5.21         5.28
        75                4.03          4.31          4.64          4.97         5.25         5.42         5.51
        80                4.04          4.33          4.67          5.03         5.34         5.55         5.65
        85                4.05          4.34          4.69          5.06         5.38         5.60         5.70

            OPTION 5v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

                                           PAYMENTS FOR A SPECIFIED PERIOD
  NUMBER       MONTHLY       NUMBER        MONTHLY       NUMBER        MONTHLY       NUMBER       MONTHLY
 OF YEARS      PAYMENT      OF YEARS       PAYMENT      OF YEARS       PAYMENT      OF YEARS      PAYMENT
 --------      -------      --------       -------      --------       -------      --------      -------
                               10            9.83          17           6.47           24           5.09
                               11            9.09          18           6.20           25           4.96
     5          18.12          12            8.46          19           5.97           26           4.84
     6          15.35          13            7.94          20           5.75           27           4.73
     7          13.38          14            7.49          21           5.56           28           4.63
     8          11.90          15            7.10          22           5.39           29           4.53
     9          10.75          16            6.76          23           5.24           30           4.45

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA





                              INDIVIDUAL FIXED AND
                            VARIABLE ANNUITY CONTRACT

                                Nonparticipating